AGREEMENT dated this 29 day of July, 1998

BY AND BETWEEN:   MPACT IMMEDIA TRANSACTION SERVICES LTD., a legal person having a place of business at Clarendon House, Church Street, Hamilton, Bermuda, herein represented by Mr. Joel Leonoff, duly authorised as he so declares,

                  (hereinafter referred to as "MPACT")

AND: Go Call Inc, a legal person having a place of business at 15 Queen St. East, Cambridge, Ontario, herein represented by Michael Ruge, duly authorised as he so declares,

                  (hereinafter referred to as the "Client")

SECTION 1- PREAMBLE

1.1 WHEREAS the Client is desirous of engaging the services of MPACT to process, verify, settle, confirm, report and perform value added services on certain transactions relating to the business operations of Client (the "Processing Services");

1.2 WHEREAS MPACT is desirous of providing the Processing Services to the Client subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

SECTION II - PROCESSING SERVICES

2.1 Subject to the terms and conditions set forth in this Agreement, MPACT hereby agrees to provide the Processing Services to the Client. Specifically, the Processing Services shall include the following:

          2.1.1 real-time online authentication and approval of the credit card information (namely, the card number and expiration date) for each credit card transaction processed by the Processing Services (the "Credit Card Transactions");

          2.1.2 real-time online confirmation and approval that the relevant card number accounts have sufficient credit available to cover the amounts of the Credit Card Transactions;

          2.1.3 settlements of the Credit Card Transactions that have been approved based on positive credit card information, positive credit availability and positive electronic mail verification to the extent that same are used;

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          2.1.4    the use of MPACT's electronic mail verification system and of an address verification system for the purposes hereof and the issuance of approvals based upon the electronic mail response;

          2.1.5 crediting back customers' cards upon electronic instructions from the Client;

          2.1.6 monthly written confirmations (on a calendar basis) to the Client regarding the status of the Credit Card Transactions including the total credit card deposits, returns, Charge-Backs pending and Charge-Backs processed; and

          2.1.7 daily reporting with respect to deposits and returns for the preceding twenty-four (24) hours.

2.2 Nothing herein grants the Client any rights whatsoever in any of MPACTs transaction or other software, and any use thereof by the Client beyond the requirements of the Processing Services shall be subject to separate agreement.

2.3 Each Friday of each calendar week, MPACT shall remit to the Client the amount collected by MPACT in respect of Credit Card
          Transactions processed, net of the credits identified in subsection 2.1.5 above (the "Remittances"), subject to the deductions, and reserves set forth in section III below.

SECTION III - FEES AND RESERVES

3.1 In consideration for Processing Services, the Client agrees to pay to MPACT the following non-refundable fees:

          3.1.1 six and three quarter percent (6.75%) of all approved and settled Credit Card Transactions, subject to a minimum monthly fee of four thousand dollars ($4,000);

          3.1.2 Client shall pay an initial setup fee in the amount of two thousand five hundred dollars ($2,500.00) upon execution of this Agreement;

          3.1.3 Client shall reimburse MPACT for all approved and settled Credit Card Transactions which are at any time refused, debited or charged back by the relevant bank or credit card company for any reason whatsoever ("Charge-Backs");

          3.1.4 Client shall pay a fee in the amount of ten dollars ($10.00) plus any incremental fees and expenses charged or debited by the banks or credit card companies for each Charge-Back; and

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3.2       Client hereby authorizes MPACT to deduct from the Remittances the amounts owing under subsection 3.1 above. In the event that the Remittances are insufficient to pay the amounts owing by the Client to MPACT, the Client shall pay the balance thereof within seven (7) business days following receipt of MPACTs written invoice for such amount.

3.3 Client hereby further authorizes MPACT to deduct from the Remittances and establish a reserve account (the "Reserve Account") to ensure MPACTs recovery of any liabilities owed it or reasonably anticipated to be owed to it by the Client pursuant to this Agreement including, without limitation, all liabilities in respect of actual and/or potential post-termination Charge-Backs, post-termination fees, and charges, indemnifications and expenses due or anticipated to be due to MPACT from Client. The Reserve Account shall be funded and/or replenished by MPACTs withholding from the Remittances. The amount of the Reserve Account shall be maintained in amounts consistent with the provisions set forth in subsection 3.6 below.

3.4 As additional security for the payment of the obligations by the Client, the Client agrees to provide MPACT with a security deposit (the "Security Deposit") in the amount of fifty thousand dollars ($50,000.00). The Security Deposit shall be maintained at this amount throughout the term of this Agreement and for a period of seven (7) months thereafter, and the Client agrees to pay any deficiency into the Security Deposit upon notice of such deficiency from MPACT. The Security Deposit shall be made by the Client to MPACT upon the execution of this Agreement.

3.5 As continuing and collateral security for the due and punctual payment of any and all amounts now owing or which may hereafter become owing to MPACT by the Client under this Agreement (the "Obligations"), as same may be amended, renewed, extended or supplemented, the Client hereby charges and hypothecates in favour of MPACT, with effect as of and from this date, all right, title and interest of the Client in and to the Remittances, Security Deposit and Reserve Account and all funds therein comprised. The Client undertakes not to grant to any other person any hypothecary or other security interest of equal or superior rank to MPACT's in the Remittances, Security Deposit or Reserve Account. The Client further undertakes, upon notice by MPACT and at its expense, to execute and register such documents as may be necessary or desirable to perfect MPACT's first-ranking security interest therein.

3.6 During the initial six (6) month period of the term of this Agreement, MPACT shall deduct fifteen percent (15%) from the Remittances to fund the Reserve Account. Thereafter, MPACT shall continue to retain within the Reserve Account the aggregate amount of fifteen percent (15%) of the Remittances for the six (6) most recent months of the term of this Agreement.

3.7 MPACT shall have the right to withdraw from the Reserve Account any and all amounts owed to it hereunder upon one day's notice. MPACT shall have the

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          additional right to withdraw from the Security Deposit any and all amounts owed to it hereunder should the Client fail to pay such amounts within five business days of written default of payment notice to the Client MPACT's rights to sums owed to it by Client pursuant to this Agreement shall in no way be limited by the balance or existence of the Reserve Account or the Security Deposit. MPACTs rights with respect to the Reserve Account and the Security Deposit shall survive the termination of this Agreement. It is understood that all interest which may accrue with regards to the Reserve Account shall be for the sole account of MPACT

3.8 All interest which may accrue in respect of the Security Deposit shall be for the sole account of MPACT. Notwithstanding the forgoing, in the event that MPACT terminates this Agreement without cause pursuant to subsection 5.2 below, MPACT agrees that, as and from the date of such termination, all interest which may accrue in respect of Security Deposit shall be for the sole account of MPACT.

3.9 As amounts become payable to either party under this Agreement, and unless otherwise agreed in writing, the party making the payment shall do so by facilitating a wire transfer to a pre-designated account stipulated by the other party. Payments shall be deemed to be made upon the date of transfer from the transferor's bank.

3.10 The Client shall be responsible for the payment of any and all applicable sales or other taxes due upon the Credit Card Transactions.

SECFION IV - INDEMNIFICATION AND LIMITATION OF LIABILITY

4.1 The Client shall jointly and severally defend and hold harmless MPACT against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorney fees that MPACT shall incur or suffer, that arise, result from, or relate to any breach of or failure by the Client to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, supplemental agreement, appendix or other instrument furnished or to be furnished to Client under this Agreement.

4.2 MPACTs liability to Client with respect to any Credit Card Transaction shall not exceed the amount represented by the transaction record in connection with such Credit Card Transaction, less the applicable fees payable to MPACT hereunder.

4.3 ALL WARRANTIES EXPRESSED OR IMPLIED INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE OF THE PROCESSING SERVICES OR OF ANY OTHER SERVICES PROVIDED BY MPACT HEREUNDER ARE HEREBY DISCLAIMED BY MPACT, ITS AFFILIATES, AGENTS AND LICENSORS. IN ADDITION, MPACT, ITS AFFILIATES, AGENTS AND LICENSORS SHALL NOT BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, OR OTHER DAMAGES, LOSSES OR CLAIMS IN ANY WAY CONNECTED WITH OR ARISING OUT OF THE USE OF THE PROCESSING SERVICES OR ANY OTHER SERVICES PROVIDED BY MPACT HEREUNDER.

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4.4       MPACT, its affiliates, agents or licensors shall not be liable for any loss resulting from erroneous statements or errors in transmission, nor for any loss resulting from any delay, interruption or failure to perform hereunder due to any circumstances beyond MPACTs reasonable control including without limitation, acts of god, fire, explosion, earthquake, riot, war, sabotage, accident, embargo, storms, strikes, lockouts, any interruption, failure or defects in Internet, telephone, or other interconnect services or in electronic or mechanical equipment. MPACT's obligations hereunder shall be suspended during any of the foregoing circumstances, which suspension shall not be a cause for termination of this agreement by the Client.

SECTION V - TERM AND TERMINATION

5.1 This Agreement shall be effective commencing on the date first mentioned above (the "Effective Date") until the first anniversary of the Effective Date, and thereafter shall be renewed automatically for additional consecutive three (3) month periods, unless earlier terminated in accordance with the terms of subsections 5.2, 5.3 or 5.4 hereof.

5.2 Notwithstanding subsection 5.1, MPACT shall have the right to terminate this Agreement immediately: (i) in the event of breach by the Client of its representation, warranties or obligations under this Agreement, or (ii) in the event that the Client is delinquent in any payment hereunder ten (10) days after the same has become due. MPACT may also terminate this Agreement with or without cause upon twenty
          (20) business days' written notice to Client.

5.3 Notwithstanding subsection 5.1, Client may terminate this Agreement, with or without cause, upon fifteen (15) business days written notice to MPACT. Client's use of MPACT's services hereunder are completely at will and non-exclusive.

5.4 Notwithstanding subsection 5.1, the parties agree that either of them may, by notice to the other party, initiate negotiations on amendments to this Agreement where such amendments would take effect on as of the six (6) month anniversary of the Effective Date. In the event that notice to negotiate has been given by a party hereunder, but the parties have failed to reach agreement on amendments by such six (6) month anniversary, this Agreement shall terminate on such six (6) month anniversary.

5.5 Upon any termination of this Agreement, the Client shall immediately discontinue the use of all of the Processing Services. All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive indefinitely or until the expiration of any time period specified elsewhere in this Agreement with respect to the provision in question, and termination of this Agreement shall not relieve the Client of its obligations to pay accrued fees.

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5.6       Upon any termination of this Agreement, MPACT shall be entitled to retain as security for the payment of the Obligations each of the Security Deposit and the Reserve Account for a period of seven (7) months thereafter, save that the Reserve Account shall be reduced by fifteen percent (15%) at the end of each month following termination, and such amount shall be remitted to the Client net of any deductions properly made hereunder during such month, until the whole of the Reserve Account is Exhausted.

SECTION VI - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CLIENT

6.1 The Client hereby agrees to abide by the following good business practices:

          6.1.1 to offer for sale through its Web Site only products and services that are available for delivery in the normal course of the Client's business, based upon the type of product or service being offered; and

          6.1.2 to offer products or services for sale only if the Client has legitimate rights to market and sell such products or services.

6.2 The Client hereby represents and warrants to MPACT that throughout the term of this Agreement:

          6.2.1 it will maintain the value and reputation of MPACT to the best of its reasonable ability;

          6.2.2 it will conduct its business affairs in an ethical manner and in accordance with the terms and intent of this Agreement, and in compliance with all applicable government regulations;

          6.2.3 it shall not use the Processing Services in connection with any illegal or fraudulent business activities; and

          6.2.4 it shall not permit or authorize any other person to use the Processing Services.

6.3 The Client acknowledges to MPACT that they are independent contractors and that nothing herein shall be construed as creating a joint venture or partnership between them. For greater certainty, the Client acknowledges that MPACT is not involved in the Client's business.

6.4 The Client agrees that at any time and from time to time during the term of this Agreement, MPACT shall have the right to post a banner of its design on the application/deposit page of website(s) incorporating Processing Services, without any charge whatsoever to MPACT and in addition to any other rights it may have hereunder.

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SECTION VII - GUARANTORS

7.1 As a primary inducement to MPACT to enter into this Agreement, (the "Guarantors"), unconditionally and irrevocably, guarantee the continuing full and faithful performance and payment by Client of each of its duties and obligations to MPACT pursuant to this Agreement, whether before or after termination or expiration and whether or not any of the Guarantors has received notice of any amendment. If Client breaches this Agreement, MPACT may proceed directly against any or all of the Guarantors or any other persons or entity responsible for the performance of this Agreement, without first exhausting its remedies against any other person or entity responsible therefor to it or any security held by MPACT.

SECTION VIII - AMENDMENTS

8.1 MPACT may amend this Agreement at any time by mailing written notice to Client of any amendment at least thirty (30) days prior to the effective date of the amendment, which amendment shall not (without Client's written consent) modify or retroactively affect or apply to fees, reserves or transactions occurring prior to the effective date of the amendment. The amendment shall become effective on the date specified by MPACT unless MPACT receives Client's notice of termination of this Agreement before such effective date.

SECTION IX - NOTICES

9.1 Any notice, demand, request or other communication required or permitted to be given under this Agreement shall be faxed (to MPACT at____________ and to Client at ________________) delivered personally, or sent to the other party by prepaid registered mail, return receipt requested, at the addresses first hereinabove set out or to such other address as either party may have previously indicated to the other in writing in accordance with the foregoing. Any such notice, request, demand or communication shall be deemed to have been received on the day it was delivered personally, on the fifth (5th) day following mailing, unless there is a disruption of any kind of postal service in Canada, in which event all deliveries shall be made personally or by fax, or on the business day after the date of a faxed notice.

SECTION X - MISCELLANEOUS

10.1 This Agreement together with supplemental agreements, appendixes and schedules constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No waiver of any of the provisions in this Agreement shall be deemed or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

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10.2      The Client may not assign this Agreement or any rights hereunder, directly or by operation of law, without the prior written consent of MPACT which consent may be withheld for any reason in MPACT's sole discretion. For purposes of this Agreement assignment shall include, but not be limited to, transfer of control of the Client and any ownership change which results in a new majority owner.

10.3 The Client shall be liable for and shall indemnify and reimburse MPACT for any and all attorneys' fees and other costs and expenses paid or incurred by MPACT in the enforcement of this Agreement, or in collecting any amounts due from the Client hereunder, or resulting from any breach of any of the terms or conditions of this Agreement.

10.4 All remedies of either party hereunder are cumulative and may be exercised concurrently or separately. The exercise of any one remedy shall not be deemed to be an election of such remedy and shall not preclude the exercise of any other remedy. No failure on the part of either party to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy.

10.5 If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

10.6 The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

10.7 References to "this Agreement" include any supplementary agreements, addendum, appendixes and amendments and any other agreements, schedules appendixes and amendments promulgated by MPACT and furnished to the Client from time to time.

10.8 All dollar amounts referred to in this Agreement are in United States funds.

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IN WITNESS WHEREOF, the parties have signed as of the date first hereinabove mentioned.


MPACT IMMEDIA TRANSACTION SERVICES LTD.                Go Call Inc.


per: /s/ Joel Leonoff                                  per: /s/
-------------------------                              -------------------------
   Mr. Joel Leonoff


                                                       per: /s/
                                                       -------------------------



Guarantors:


per: /s/                                               per: /s/
-------------------------                              -------------------------
          Go Call Inc.                                 Go Call Inc.